Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-128085, 333-127471, 333-123828, 333-47594, 333-91265, 333-29617, 333-41397, 333-47645, 333-89343, 333-36738, 333-52886, 333-59702, 333-110828 and 333-114449) and Form S-8 (No. 333-123212, 333-119749, 333-24863, 333-52856, 333-69478, 333-71879, 333-71985 and 333-106854) of Alexion Pharmaceuticals, Inc. of our report dated March 6, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/T.

PricewaterhouseCoopers LLP

Hartford, CT

March 6, 2006